As filed with the U.S. Securities and Exchange Commission on December 7, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

CITY HOLDING COMPANY
(Exact name of Registrant as specified in its charter)

West Virginia	55-0169957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Gatewater Road
Charleston, West Virginia 25313
(304) 769-1100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________________________

  Charles R. Hageboeck
President and Chief Executive Officer
25 Gatewater Road
Charleston, West Virginia 25313
(304) 769-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)
_____________________________________

Copies to:

Michael G. Dailey, Esq.
Christian Gonzalez, Esq.
Dinsmore & Shohl LLP
255 E. Fifth St., Suite 1900
Cincinnati, Ohio 45202
(513) 977-8200
_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting	company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum price per unit(1)(2)(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)
Common Stock
Preferred Stock
Warrants to purchase Common Stock
Warrants to purchase Preferred Stock
Units

TOTAL:	$100,000,000		$100,000,000	$0

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3.
(2)
This registration statement includes an indeterminate amount of each identified class of securities up to a proposed maximum aggregate offering price of $100,000,000, the offer of which was previously registered pursuant to Registration Statement No. 333-185306 and which remain unsold. Pursuant to Rule 415(a)(6), the offering of the securities previously covered by Registration Statement No. 333-185306 will be deemed terminated as of the date of effectiveness of this registration statement.

(3)
The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act. Securities registered hereunder may be offered from time to time in unspecified amounts at unspecified prices and be sold separately, together or as units with other securities registered hereunder. The Registrant is hereby also registering such indeterminate amount of additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction and securities issuable upon exercise, conversion or exchange of other registered securities. The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.

(4)
Pursuant to Rule 415(a)(6) of the Securities Act, the filing fee previously paid in connection with the unsold securities previously registered under Registration Statement No. 333-185306 in the amount of $13,640 will continue to be applied to such unsold securities. As a result, no filing fee is currently due in connection with this registration statement.

_____________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
_____________________________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 7, 2015
PROSPECTUS
_____________________________________

CITY HOLDING COMPANY

$100,000,000
Common Stock, Preferred Stock, Warrants and Units
_____________________________________

We may offer from time to time common stock, preferred stock, warrants and units.  These securities may be offered upon the conversion, exchange or exercise of any of the securities listed above. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000.

We may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in any securities.

Shares of our common stock are listed on The NASDAQ Global Select Market under the trading symbol “CHCO.” Unless we state otherwise in the applicable prospectus supplement, we do not intend to list any of the other securities listed above on any securities exchange. We may sell the securities directly to purchasers or to, or through, underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable fees, discounts or commissions.

Investing in our securities involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 4 of this prospectus, as well as in any prospectus supplement.

THE SECURITIES ARE NOT DEPOSITS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, NOR ANY BANK REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS, OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 7, 2015.

.

ABOUT THIS PROSPECTUS

The words “we,” “our,” “us,” the “Company,” and “City Holding” refer to City Holding Company, a West Virginia for-profit corporation, unless indicated otherwise.

This prospectus is part of a registration statement that City Holding Company has filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act, using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may offer and sell, either separately or together, any combination of the securities in one or more offerings from time to time in the future. We may also issue any of the common stock, preferred stock, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above. The maximum aggregate amount of securities that we may offer under this registration statement is $100,000,000.

This prospectus provides you with a general description of the securities that we may offer.  Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus and any accompanying prospectus supplement.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC website, our website, or at the SEC offices, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”

Neither this prospectus nor any accompanying prospectus supplement contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that we file any agreement or document as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been authorized. Neither this prospectus or any prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any security other than the securities offered by this prospectus or such prospectus supplement, nor an offer to sell or the solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to future financial performance. They are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or words of similar meaning. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including but not limited to the risks described under “Risk Factors” in this prospectus and any accompanying prospectus supplement. Future events and circumstances may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. The forward-looking statements are based on various assumptions that may not prove to be correct. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to:

•	the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality;

•	the Company may incur increased charge-offs in the future;

•	the Company could have adverse legal actions of a material nature;

•	the Company may face competitive loss of customers;

•	the Company may experience difficulties growing loan and deposit balances;

•	the Company may have difficulty retaining key employees;

•	the Company may fail to complete any or all of the transactions described herein or in the documents incorporated by reference on the terms currently contemplated;

•	the Company may experience difficulty in its ability to grow, increase market share, manage expense levels, and maintain sufficient liquidity;

•	changes in business strategy or an inability to execute existing strategy due to the occurrence of unanticipated events;

•	the Company may have difficulty identifying potential candidates, obtaining regulatory approval, and consummating acquisition or investment transactions;

•	changes in technology;

•	our timely development and acceptance of new banking products and services and perceived overall value of these products and services by consumers;

•	changes in the financial performance and/or condition of our customers;

•	changes in consumer spending, borrowing and saving habits;

•	the potential for customer fraud, especially in our mortgage lending business;

•
changes in the interest rate environment due to economic conditions and/or the fiscal policies of the U.S. government and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), which may adversely impact interest rates, interest margins and interest rate sensitivity;

•	volatility in the securities, credit and equity markets;

•	changes in general economic conditions and increased competition at the local, regional, and national levels could adversely affect the Company’s operating results;

•	the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations;

•
legislative or regulatory changes or actions, including in particular the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated and to be promulgated thereunder by the Office of the Comptroller of the Currency (the “OCC”), the Federal Reserve Board and the Consumer Financial Protection Bureau, which may subject the Company, our subsidiaries, or one or more acquired companies to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses;

•	the impact of new minimum capital thresholds established as part of the implementation of Basel III;

•
changes in other laws, regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and

•	other risk factors relating to the banking, insurance and investments industry or the Company as detailed from time to time in the Company’s reports filed with the SEC.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at http://www.sec.gov. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY

City Holding Company is a $3.7 billion diversified financial holding company headquartered in Charleston, West Virginia.  The Company conducts its principal activities through its wholly-owned subsidiary, City National Bank of West Virginia (“City National”).  Through its network of 85 banking offices and approximately 850 full-time equivalent associates located in the states of West Virginia (57 offices), Kentucky (11 offices), Ohio (3 offices) and Virginia (14 offices), City National provides credit, deposit, trust and investment management, and insurance products and services to its customers.  In addition to its branch network, City National’s delivery channels include ATMs, check cards, interactive voice response systems, and internet technology.

As of November 30, 2015, we had consolidated total assets of approximately $3.7 billion, total net loans of approximately $2.84 billion, total deposits of approximately $3.05 billion and total stockholders’ equity of approximately $425 million.  The Company’s business activities are currently limited to one reportable business segment, which is community banking.

City Holding Company’s principal executive offices are located at 25 Gatewater Road, Charleston, West Virginia. The telephone number is (304) 769-1100. The Company’s website is http://www.bankatcity.com. Information included or referenced to on our website is not incorporated by reference or otherwise a part of this prospectus.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q and in other reports and information that we file with the SEC from time to time, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations and, as a result, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities described in this prospectus for general corporate purposes and to support our ongoing and future anticipated growth, including organic growth and selective acquisitions consistent with our business strategy. Pending such use, we may temporarily invest the proceeds, utilize them as working capital, or use them to reduce short-term indebtedness. The amounts, timing, and specific use of any net proceeds will depend upon market conditions, the funding and other requirements of City National, the availability of other funds and other factors. The applicable prospectus supplement will provide more details on the use of proceeds from any specific offering.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus:

•	through one or more agents;

•	through one or more underwriters or dealers, whether individually or through an underwriting organization led by one or more managing underwriters;

•	directly to one or more purchasers;

•	in one or more “at the market” offerings, pursuant to Rule 405(a)(4) of the Securities Act; or

•	in any combination of the above; and

•	on a continuous or delayed basis.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. Each prospectus supplement will set forth the specific terms of the offering, including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents and the type and amount of securities underwritten or purchased by them;

•	the purchase price of the securities;

•	the proceeds we expect to receive from the sale of the securities;

•	any underwriting discounts, commissions, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account. They may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Generally, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement.

We may use dealers as agents to sell our securities from time to time. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities.  If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described in this paragraph might have on the price of securities. In addition, we do not make any representation that underwriters will engage or not engage in such transactions. If commenced, the underwriters may discontinue any of the activities at any time.

Certain underwriters may also engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may cause the price of the securities to be higher than the price that would otherwise exist absent those transactions. We do not make any representation that underwriters will engage or not engage in such transactions. If commenced, the underwriters may discontinue any of the activities at any time.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement.

We may have agreements with agents, dealers and underwriters entitling them to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, dealers or underwriters may be required to make. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and will be identified in the applicable prospectus supplement or post-effective amendment.

Unless the applicable prospectus supplement states otherwise, each series of securities, other than our common stock, which is listed on The NASDAQ Global Select Market, will be a new issue of securities and will have no established trading market and will not be listed on any exchange. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance that there will be a trading market for the securities and, if a trading market does develop, we make no assurance that such trading market will be liquid.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each class of security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. Further, this summary is subject to, and qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended (the “Bylaws”), each of which is incorporated by reference, the applicable provisions of the West Virginia Business Corporation Act, as amended, and other applicable provisions of West Virginia law.

DESCRIPTION OF COMMON STOCK
General

This section of the prospectus describes the material terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement. This summary is not complete and is qualified in its entirety by reference to our Articles, Bylaws and any applicable provisions of West Virginia law.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $2.50 per share, and 500,000 shares of preferred stock, par value $25.00 per share. Our authorized capital stock may be increased and altered from time to time in the manner prescribed by West Virginia law and our Articles and Bylaws upon the vote of at least a majority of the shares entitled to vote on the matter. As of September 30, 2015, there were 15,319,450 shares of common stock issued and outstanding and no preferred stock issued and outstanding. As of that date, 3,179,832 shares of our common stock were held in treasury. Shares of our common stock are traded on The NASDAQ Global Select Market under the symbol “CHCO.”

Dividends

The holders of common stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid to us by City National, our subsidiary. Thus, as a practical matter, any restrictions on the ability of City National to pay dividends to us will act as restrictions on the amount of funds available for us to pay dividends to our shareholders.

Dividend payments from City National are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of City National to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by City National may be restricted at any time at the discretion of the applicable bank regulatory authorities if they deem such dividends to constitute an unsafe and/or unsound banking practice.

We are also subject to Federal Reserve Board policies that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we maintain adequate capital levels. The Federal Reserve Board may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. In addition, the Federal Reserve Board expects us to serve as a source of financial strength for City National, which may require us to retain capital for further investments in City National, rather than use those funds for dividends for our shareholders.

In addition, our Articles permit our board of directors to set the dividend rights of preferred stock. It is possible that holders of one or more series of preferred stock issued in the future could have dividend rights that have priority over those of the holders of common stock.

Subscription, Conversion, Sinking Fund, Redemption, Preemption and Liquidation Rights

Holders of our common stock have no subscription, conversion, sinking fund, redemption, or preemptive rights. Upon liquidation of the Company, holders of our common stock are entitled to receive pro rata all assets, if any, of the Company that are available for distribution after the payment of creditors and any holders of preferred stock. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue.

Voting Rights and Shareholder Proposals

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of stockholders. The holders of common stock have cumulative voting rights for the election of directors as long as written notice of the intention to exercise cumulative voting rights is given to our secretary at least 48 hours before the beginning of the meeting to elect directors.

In addition to annual meetings, special meetings of the shareholders may be called by the board of directors, the president and secretary, or any three or more shareholders together holding at least ten percent of the outstanding capital stock of the company. Notice of annual and special shareholder meetings will be given pursuant to our Bylaws and applicable West Virginia laws. Under our Bylaws, shareholder proposals, whether board of director nominations or for other business to be discussed, must be submitted to City Holding’s secretary not less than 120 days prior to the annual meeting at which such proposals are to be considered.  If no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, the shareholder must give notice not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting is first made. Shareholder proposals to be heard at a special meeting must be submitted to City Holding’s secretary not less than 150 calendar days prior to the special meeting or 10 calendar days following the date on which public announcement of the meeting is first made.

Board of Directors

City Holding has a staggered and classified board of directors. The board of directors is divided into three classes; each class is as nearly as equal in number to the others as possible. City Holding Bylaws authorize a board of directors of not less than five and not more than twenty-five directors. City Holding currently has fourteen directors, including one chairman. Directors serve terms of three years; each class of directors is up for election every three years. Any director can be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding common stock.

Amendment of Articles of Incorporation and Bylaws

Under West Virginia law, amending the Company’s Articles of Incorporation requires adoption by the board of directors and the affirmative vote of a majority of the votes of shareholders present at a meeting with quorum. If any class or series of shares is entitled to vote as a separate group on the amendment, the affirmative vote of a majority of the votes of shareholders in the separate voting group present at a meeting with quorum is also required. West Virginia law provides that a corporation can require a greater number of affirmative shareholder votes to amend the Articles; City

Holding’s Articles do not require a greater vote. Under certain circumstances, the board of directors can amend the Articles without shareholder approval.

The City Holding Bylaws may be amended by a majority vote of the shareholders or board of directors unless such right is removed by the shareholders.

Business Combinations with Interested Parties

West Virginia corporate law does not contain statutory provisions restricting certain business combinations.  Additionally, the City Holding Articles of Incorporation do not contain special provisions relating to business combinations with interested parties.

Restrictions on Ownership

The Bank Holding Company Act of 1956, as amended (“BHC Act”), generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of City Holding. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of City Holding. In addition, the Change in Bank Control Act of 1978, as amended ("CBC Act"), prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as City Holding, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

Transfer Agent

The transfer agent and registrar for City Holding common stock is Computershare Investor Services, LLC.

DESCRIPTION OF PREFERRED STOCK

General

This section of the prospectus describes the material terms and provisions of our preferred stock. When we offer to sell shares of our preferred stock, we will describe the specific terms of the offering and the shares in a prospectus supplement. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. This summary is not complete and is qualified in its entirety by reference to our Articles, Bylaws and any applicable provisions of West Virginia law.

Our authorized capital stock includes 500,000 shares of our preferred stock, with par value of $25.00 per share. No shares of preferred stock are currently outstanding. Under our Articles, we may issue shares of preferred stock in one or more series, as may be determined by our board of directors or a duly authorized committee. Our board of directors or a committee thereof may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The board of directors or a committee thereof may increase or decrease the number of shares of any series without any further vote or action by the stockholders. Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of the Company. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of our company.

Our board of directors is authorized to determine or fix by resolution from time to time the following terms for each series of preferred stock, which will be described in a prospectus supplement:

•	the designation of such series and the number of shares to constitute each series;

•	the par value of the shares of such series, if any;

•	the voting rights, if any;

•	the dividend rate;

•	whether dividends are cumulative and, if so, the date from which dividends cumulate;

•	the payment date for dividends;

•	redemption rights, the applicable redemption prices and such other conditions of redemption;

•	amounts payable to holders of the preferred stock on our liquidation, dissolution or winding up;

•	whether the shares will be subject to the operation of a sinking fund, and, if so, under what terms and conditions;

•	whether the shares will be convertible or exchangeable into equity, and, if so, the prices and terms of conversion and such other terms and conditions of such conversion or exchange;

•	whether future shares of the series or any future series or other class of stock are subject to any restrictions, and, if so, the nature of the restrictions;

•	the conditions or restrictions, if any, upon the issuance of any additional stock; and

•	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Our board of directors will fix the powers, designations, preferences and other special rights of each series of preferred stock that we may choose to sell under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such services in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We will also describe in the applicable prospectus supplement the terms of the series of preferred stock being offered. The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the applicable prospectus supplement.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing, in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.

Our board of directors may authorize the issuance of preferred stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock, decreasing the amount of earnings and assets available for distribution to holders of our common stock and creating restrictions upon the payment of dividends and other distributions to holders of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of the Company without further action by our shareholders.

When we issue preferred stock under this prospectus and the applicable prospectus supplement, such preferred stock will be fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.

Rank

Unless otherwise specified in the applicable prospectus supplement, shares of any series of preferred stock will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment of dividends. The applicable prospectus supplement will describe the terms of each preferred stock series, including the dividend rates, the dates on which we will pay dividends, whether the rates are fixed or variable, the formula used to determine any variable rate, whether the dividends are cumulative and other rights of the holders of each series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock.

Redemption Rights

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or of the holder thereof and may be mandatorily redeemed. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of City Holding, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the applicable prospectus supplement. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a pro rata basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; or

•	as required by applicable law.

Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the BHC Act. A holder of 5% or more of such series that otherwise exercises a “controlling influence” over us could also be subject to regulation under the BHC Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the CBC Act to acquire or retain 10% or more of that series.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants for the purchase of preferred stock or common stock that we may issue. Warrants issued pursuant to this prospectus may be issued independently or together with any preferred stock or common stock. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

This summary outlines some of the terms and other provisions of the warrants that may be issued. This summary is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, all of which will be filed with the SEC, as well as our Articles, Bylaws and any applicable provisions of West Virginia law. When we offer to sell warrants, we will describe the specific terms of the offering and the warrants in a prospectus supplement. You should refer to this prospectus, the prospectus supplement and the warrant agreement, including the forms of securities warrant certificate, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants.  For more information on how you can obtain copies of the applicable warrant agreement, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement, the applicable prospectus supplement and any other offering material in their entirety.

The applicable prospectus supplement will describe the following terms, where applicable, of any warrants issued under this registration statement:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The prospectus supplement relating to any warrants to purchase securities may also include, if applicable, a discussion of certain considerations with U.S. federal income tax laws and the federal Employee Retirement Income Security Act.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement. The applicable prospectus supplement will specify the place or places where and the manner in which the warrants may be exercised. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will forward the purchased securities as soon as practicable. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer.  We may issue units comprising of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have all the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will specify the following terms of any units issued under this registration statement:

•	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units;

•	a description of the terms of any unit agreement governing the units, including whether and under what circumstances the units may be traded separately;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and

•	whether the units will be issued fully registered or in global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement, the applicable prospectus supplement and any other offering material in their entirety.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered pursuant to this prospectus has been passed upon by Dinsmore & Shohl LLP. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015;

•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 8, 2015, for the quarterly period ended June 30, 2015, filed with the SEC on August 6, 2015, and for the quarterly period ended September 30, 2015, filed with the SEC on November 5, 2015;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2015; and

•
our Current Reports on Form 8-K filed with the SEC on each of January 14, 2015, January 27, 2015, March 3, 2015, March 26, 2015, April 28, 2015, April 30, 2015, June 1, 2015, June 26, 2015, July 24, 2015, July 30, 2015, October 2, 2015, October 22, 2015, November 5, 2015, November 9, 2015 and November 16, 2015.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering. We file periodic reports, proxy statements and other information with the SEC.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition” or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K into this prospectus.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our website at http://www.bankatcity.com or by oral or written request to Vikki Evans Faw, Investor Relations Contact, City Holding Company, 25 Gatewater Road, Charleston, West Virginia 25356; telephone (304) 769-1112. You may read and copy any periodic reports, proxy statements or other information we file at the SEC’s Public Reference Room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information about us and the securities that may be sold under this prospectus, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.bankatcity.com. The information on the SEC website and on our website is not a part of this prospectus. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.  We have not authorized anyone else to provide you with additional or different information.  We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.  We are only offering these securities in states where the offer is permitted.  You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, all of which will be paid by the Registrant.

SEC Registration fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Other	$	*
TOTAL:	$	*

*  These fees and expenses are based on the number and type of issuances and the amount of securities offered, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.

Item 15.   Indemnification of Directors and Officers

(a)    West Virginia Business Corporation Act

West Virginia law permits a West Virginia corporation, such as the Registrant, to indemnify its directors and officers in certain circumstances. Section 31D-8-850–9 of the West Virginia Business Corporation Act provides in relevant part:

Section 31D-8-851. Permissible Indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:
(1) (A) He or she conducted himself or herself in good faith; and
(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and
(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or
(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:
(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or
(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

Section 31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Section 31D-8-853. Advance for Expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:
(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and
(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:
(1) By the board of directors:
(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or
(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or
(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or
(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

Section 31D-8-854. Circuit Court-Ordered Indemnification and Advance for Expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:
(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;
(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or
(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:
(A) To indemnify the director; or
(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision

(1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subdivision, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

Section 31D-8-855. Determination and Authorization of Indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:
(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;
(2) By special legal counsel:
(A) Selected in the manner prescribed in subdivision (1) of this subsection; or
(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or
(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

Section 31D-8-856. Indemnification of Officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:
(1) To the same extent as a director; and
(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:
(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or
(B) Liability arising out of conduct that constitutes:
(i) Receipt by him or her of a financial benefit to which he or she is not entitled;
(ii) An intentional infliction of harm on the corporation or the shareholders; or
(iii) An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

(b)    City Holding Company Articles of Incorporation

The City Holding Articles of Incorporation provide that City Holding shall indemnify any current or former officer or director of City Holding or a person serving as an officer or director of another corporation at City Holding’s request against costs and expenses incurred by him in connection with a claim or proceeding against him by reason of his being or having been an officer or director, unless the claim or proceeding relates to matters as to which the officer or director has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Company. To the extent that the board of directors of City Holding determines that a settlement is in City Holding’s best interests, City Holding shall reimburse the officer or director for any amounts paid in effecting the settlement and for reasonable expenses associated therewith.

(c)    Insurance

City Holding has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.   Exhibits
The exhibits listed on the Exhibit Index of this registration statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.   Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 487(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia, on December 7, 2015.

CITY HOLDING COMPANY

By: /s/ Charles R. Hageboeck
Charles R. Hageboeck
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name                 Capacity             Date
/s/ Charles R. Hageboeck            President and Chief Executive        December 7, 2015
Charles R. Hageboeck            Officer, Director

/s/ David L. Bumgarner            Chief Financial Officer            December 7, 2015
David L. Bumgarner            (Principal Accounting Officer)

/s/ Philip L. McLaughlin            Chairman of the Board, Director        December 7, 2015
Philip L. McLaughlin*
/s/ John R. Elliot                Director                    December 7, 2015
John R. Elliot*
/s/ Charles W. Fairchilds            Director                    December 7, 2015
Charles W. Fairchilds*
/s/ William H. File, III            Director                    December 7, 2015
William H. File, III*
/s/ Robert D. Fisher            Director                    December 7, 2015
Robert D. Fisher*
/s/ Jay C. Goldman            Director                    December 7, 2015
Jay C. Goldman*
/s/ Patrick C. Graney, III            Director                    December 7, 2015
Patrick C. Graney, III*
/s/ David W. Hambrick            Director                    December 7, 2015
David W. Hambrick*
/s/ Tracy W. Hylton, II            Director                    December 7, 2015
Tracy W. Hylton, II*
/s/ J. Thomas Jones            Director                    December 7, 2015
J. Thomas Jones*
/s/ C. Dallas Kayser            Director                    December 7, 2015
C. Dallas Kayser*
/s/ James L. Rossi            Director                    December 7, 2015
James L. Rossi*

/s/ Sharon H. Rowe            Director                    December 7, 2015
Sharon H. Rowe*

* The above-named directors of the Registrant sign this registration statement on Form S-3 by Charles R. Hageboeck, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed with this registration statement on Form S-3 as exhibits.

By: /s/ Charles R. Hageboeck
Charles R. Hageboeck
President and Chief Executive Officer
Attorney-in-Fact

CITY HOLDING COMPANY
Registration Statement on Form S-3

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Certificate of Designation of Series of Preferred Stock*

4.2	Form of Securities and Warrant Agreement*

5.1	Opinion of Dinsmore & Shohl LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Dinsmore & Shohl LLP**

24.1	Powers of Attorney for Directors and Executive Officers of City Holding Company
___________

*
To be filed subsequently by an amendment to the registration statement or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.

**    Included in Exhibit 5.1 of this registration statement.